EXHIBIT 11.2


                          AGREEMENT OF TAKEOVER

The following constitutes the Agreement of Takeover by and between Walker Wingsail Systems plc (WWS), a corporation organised and existing pursuant to the Companies Act 1948-81 of England, No. 1566677, and Walker Wingsail America Inc (WWAI), a corporation organised and existing pursuant to the laws of the State of Delaware, USA.

CONSTITUENT CORPORATIONS:      Walker Wingsail America Inc
                               Devonport Royal Dockyard
                               Plymouth PL1 4SG            UK

                               Walker Wingsail Systems plc
                               Devonport Royal Dockyard
                               Plymouth PL1 4SG            UK

AGREEMENT:

It is hereby agreed that, subject to the consent of shareholders voting a majority of the Common Stock of WWAI, that WWAI shall be taken over by WWS. Such takeover shall become effective, if approved, on or before 31st August 1997.

STOCKHOLDING:

WWAI has only one class of stock issued and outstanding, that being common stock. WWAI has 2,386,680 shares of common stock outstanding, with each share entitled to one vote.

WWS has two classes of stock outstanding, being Ordinary Shares with each share entitled to one vote and Founder Shares which presently vote as 10% of the total. WWS has 64,421,619 aggregate shares issued and outstanding.

TERMS AND CONDITIONS:

In the event of WWAI shareholder consent:

(1) Each shareholder of WWAI who consents shall receive two Ordinary Shares of WWS for every share of the common stock of WWAI held by such shareholder.

(2)   All liabilities of WWAI shall be assumed by WWS.

(3)   The Licence Agreement between WWS and WWAI shall be terminated.

(4) WWS agrees to be subject to service of process within the State of Delaware for the enforcement of any obligation of WWAI.

DATED: 10th July 1997

The undersigned hereby state under the pains and penalties of perjury and respectively acknowledge that the foregoing constitutes their acts and the acts of the corporation and that the facts stated herein are true.

                                       WALKER WINGSAIL AMERICAN INC



                                       ______________________________
                                       John Graham Walker
                                       President


                                       ______________________________
                                       Jean Margaret Walker
                                       Secretary

The undersigned hereby state under the pains and penalties of perjury and respectively acknowledge that the foregoing constitutes their acts and the acts of the corporation and that the facts stated herein are true.

                                       WALKER WINGSAIL SYSTEMS PLC


                                       ______________________________
                                       John Graham Walker
                                       Chairman


                                       ______________________________
                                       Jean Margaret Walker
                                       Managing Director


                                       ______________________________
                                       Raymond Peter Turgoose
                                       Director